SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15253 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices)

(858) 676-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 4, 2007, Accredited Home Lenders Holding Co., the indirect parent of Accredited Mortgage Loan REIT Trust, and Lone Star Fund V, through its affiliate Lone Star U.S. Acquisitions, LLC issued a joint press release announcing the execution of a Merger Agreement, by and among LSF5 Accredited Investments, LLC, LSF5 Accredited Merger Co., Inc., and Accredited Home Lenders Holding Co., dated as of June 4, 2007 (the “Merger Agreement”). The Merger Agreement was filed as an Exhibit to Accredited Home Lenders Holding Co.’s Current Report on Form 8-K filed on June 4, 2007. A copy of the joint press release is attached as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Joint Press Release of Accredited Lenders Holding Co. and Lone Star Fund V, through its affiliate Lone Star U.S. Acquisitions, LLC, dated as of June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Accredited, Inc.

By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer

Dated: June 4, 2007